Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban Outfitters, Inc. 401(k) Savings Plan

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33603, No. 333-38648, No. 333-84333, No. 333-119878, No. 333-153149, No. 333-183902 and No. 333-219285) of Urban Outfitters, Inc. of our report dated June 25, 2018, relating to the financial statements and supplemental schedule of the Urban Outfitters, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania
June 25, 2018